Exhibit (a)(1)(ii)

Letter of Transmittal

To Tender Common Shares Pursuant to the Offer to Exchange Dated October 30, 2020

by

NEXPOINT STRATEGIC OPPORTUNITIES FUND

Of

COMMON SHARES, PAR VALUE $0.001 PER SHARE,

FOR

5.50% SERIES A CUMULATIVE PREFERRED SHARES, PAR VALUE $0.001 AND LIQUIDATION PREFERENCE $25.00 PER SHARE AND CASH

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 3, 2020, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

By Mail:	By Hand, Express Mail, Courier or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Check one of the following boxes if shares held in the Dividend Reinvestment Plan are being tendered:

☐

The undersigned tender(s) all uncertificated shares held by American Stock Transfer & Trust Company, LLC in the name of the registered holders pursuant to the Fund’s Dividend Reinvestment Plan (including any additional shares that may in the future be purchased by the undersigned in such plan prior to the Expiration Date of the Offer).

☐	The undersigned tender(s) shares held by American Stock Transfer & Trust Company, LLC in the name of the registered holders pursuant to the Fund’s Dividend Reinvestment Plan.

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)

Shares Tendered Attach Additional Signed List if Necessary

Name(s) and address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares

* Need not be completed by shareholders tendering solely by book-entry transfer or holders of uncertificated shares held by the Depositary under the Fund’s Dividend Reinvestment Plan. See appropriate boxes below.

** Unless otherwise indicated, it will be assumed that all shares described above are being tendered. See Instruction 4.

This Letter of Transmittal is to be used if certificates for shares (as defined below) are to be forwarded herewith, for the tendering of uncertificated shares held in your account under the Fund’s Dividend Reinvestment Plan or, unless an agent’s message (as defined in the Offer to Exchange (as defined below)) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary (as defined below) at the book-entry transfer facility (as defined in the Offer to Exchange) pursuant to the procedures set forth under the heading “The Exchange Offer” in the Offer to Exchange. Tendering shareholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in the Offer to Exchange) with respect to, their shares and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in the Offer to Exchange) must tender their shares in accordance with the guaranteed delivery procedures set forth under the heading “The Exchange Offer” in the Offer to Exchange. See Instruction 2.

Your attention is directed in particular to the following:

1.	If you want to retain your shares, you do not need to take any action.

2.

If you want to participate in the tender offer and wish to maximize the chance of having NexPoint Strategic Opportunities Fund (as defined below) accept for exchange all the shares you are tendering hereby, you should check the box marked “Shares Tendered at Price Determined Under the Tender Offer” below and complete the other portions of this Letter of Transmittal as appropriate. Note that this election could have the effect of decreasing the price at which NexPoint Strategic Opportunities Fund purchases your tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $10.00 per share. Also, note that this election could result in your shares being purchased at the minimum tender price of $10.00 per share.

3.

If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered at Price Determined by Shareholder” below and complete the other portions of this Letter of Transmittal as appropriate.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐

CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code:

☐

CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owners(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivered by book-entry transfer, check box:  ☐

Name of Tendering Institution:

Account Number:

Transaction Code Number:

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5) By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by NexPoint Strategic Opportunities Fund for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn in accordance with the procedures described under the heading “The Exchange Offer” in the Offer to Exchange, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐        $10.00

☐        $10.25

☐        $10.50

☐        $10.75

☐        $11.00

☐        $11.25

☐        $11.50

☐        $11.75

☐        $12.00

OR

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by NexPoint Strategic Opportunities Fund in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance of having NexPoint Strategic Opportunities Fund purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by NexPoint Strategic Opportunities Fund in accordance with the terms of the Offer. This election could have the effect of decreasing the price at which NexPoint Strategic Opportunities Fund purchases your tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $10.00 per share. Also, note that this election could result in your shares being purchased at the minimum tender price of $10.00 per share.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 14)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

In addition, the undersigned is tendering shares either (check one box):

☐

at the purchase price, as the same will be determined by NexPoint Strategic Opportunities Fund in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 13)

A tendering shareholder may condition his or her tender of shares upon NexPoint Strategic Opportunities Fund purchasing a specified minimum number of the shares tendered, all as described under the heading “The Exchange Offer” in the Offer to Exchange. Unless at least that minimum number of shares you indicate below is purchased by NexPoint Strategic Opportunities Fund pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is shares.

If, because of proration, the minimum number of shares designated will not be purchased, NexPoint Strategic Opportunities Fund may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

IF ANY OF THE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, SEE INSTRUCTION 12.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned shareholder hereby tenders to NexPoint Strategic Opportunities Fund, a Delaware statutory Trust (“NexPoint Strategic Opportunities Fund” or the “Fund”), the above-described common shares of beneficial interest of NexPoint Strategic Opportunities Fund, par value $0.001 per share (the “Common Shares”), at the price per share indicated in this Letter of Transmittal, on the terms and subject to the conditions set forth in the Fund’s Offer to Exchange dated October 30, 2020 (the “Offer to Exchange”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged.

We will select this single per Common Share price (the “Purchase Price”) as the lowest purchase price (in increments of $0.25) within the indicated range that will enable us to purchase the maximum number of Common Shares for an aggregate purchase price not to exceed $150,000,000, or all Common Shares validly tendered and not properly withdrawn in the event that less than $150,000,000 in aggregate purchase price is validly tendered and not properly withdrawn. Tendering shareholders will each receive an amount (the “Exchange Consideration”) that is the product of (A) the Purchase Price and (B) the number of Common Shares validly tendered and not withdrawn in the Exchange Offer.

The Exchange Consideration will consist of (i) Series A Preferred Shares, valued at their liquidation preference of $25.00 per share, in an amount equal to approximately 80% of the Exchange Consideration (the “Preferred Share Consideration”) and (ii) cash in an amount equal to the difference between (A) the Exchange Consideration and (B) the value of the Preferred Share Consideration. No fractional Series A Preferred Shares will be issued. If the Preferred Share Consideration would otherwise include a fractional Series A Preferred Share, the Preferred Share Consideration will be rounded down to the nearest whole Series A Preferred Share and the amount of Exchange Consideration that would otherwise have been represented by such fractional Series A Preferred Share will be paid in cash as part of the Cash Consideration to the tendering shareholder.

Subject to and effective on acceptance for payment of, and payment for, the Common Shares tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of NexPoint Strategic Opportunities Fund, all right, title and interest in and to all the Common Shares that are being tendered hereby and irrevocably constitutes and appoints American Stock Transfer & Trust Company, LLC (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Common Shares, to (a) deliver certificates for such Common Shares or transfer ownership of such Common Shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of NexPoint Strategic Opportunities Fund, (b) present such Common Shares for cancellation and transfer on the Fund’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Common Shares tendered hereby and, when the same are accepted for payment by NexPoint Strategic Opportunities Fund, NexPoint Strategic Opportunities Fund will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or NexPoint Strategic Opportunities Fund, execute any additional documents deemed by the Depositary or NexPoint Strategic Opportunities Fund to be necessary or desirable to complete the sale, assignment and transfer of the Common Shares tendered hereby (and any and all such other Common Shares or other securities or rights), all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

The undersigned understands that the valid tender of Common Shares pursuant to any of the procedures described under the heading “The Exchange Offer” in the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and NexPoint Strategic Opportunities Fund on the terms and subject to the conditions of the Offer.

It is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Exchange) for a person acting alone or in concert with others, directly or indirectly, to tender Common Shares for such person’s own account unless at the time of tender and at the expiration date such person has a “net long position” in (a) the Common Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Common Shares for the purpose of tender to NexPoint Strategic Opportunities Fund within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Common Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Common Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Common Shares so acquired for the purpose of tender to NexPoint Strategic Opportunities Fund within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Common Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering shareholder’s representation and warranty to NexPoint Strategic Opportunities Fund that (a) such shareholder has a “net long position” in Common Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Common Shares complies with Rule 14e-4. Our acceptance for payment of Common Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and NexPoint Strategic Opportunities Fund upon the terms and subject to the conditions of the Offer.

The undersigned understands that NexPoint Strategic Opportunities Fund will, upon the terms and subject to the conditions of the tender offer, determine a single per share purchase price, not in excess of $12.00 nor less than $10.00 per share, that it will pay for Common Shares properly tendered and not properly withdrawn in the Offer, taking into account the number of Common Shares so tendered and the prices specified by tendering shareholders. The undersigned understands that NexPoint Strategic Opportunities Fund will select the purchase price that will allow it to purchase up to $150,000,000 in value of Common Shares at such price, or such lesser number of Common Shares as are properly tendered and not properly withdrawn, at prices not greater than $12.00 nor less than $10.00 per share, in the Offer, subject to its right to increase the total number of Common Shares purchased to the extent permitted by law. The undersigned understands that all Common Shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, upon the terms and subject to the conditions of the Offer, including its proration provisions, “odd lot” provisions and conditional tender provisions, and that NexPoint Strategic Opportunities Fund will return at its expense all other Common Shares, including Common Shares tendered at prices greater than the purchase price and not properly withdrawn and Common Shares not purchased because of proration or conditional tenders, promptly following the Expiration Date (as defined in the Offer to Exchange).

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the Cash Consideration (as defined in the Offer to Exchange) and/or return any certificates for Common Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the Cash Consideration and/or return any certificates for Common Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the Cash Consideration and/or return any certificates for Common Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated.

Unless otherwise indicated herein under “Special Payment Instructions,” the Series A Preferred Shares to be issued in respect of the Preferred Share Consideration (as defined in the Offer to Exchange) will be issued in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered” and deposited at such holder’s account as DTC. In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, the Series A Preferred Shares to be issued in respect of the Preferred Share Consideration will be issued in the name(s) of the person or persons so indicated and deposited at such person’s account at DTC.

Please credit any Common Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above or, in the case of Common Shares tendered that are held in the Dividend Reinvestment Plan, by crediting the tendering shareholder’s Dividend Reinvestment Plan account. The undersigned recognizes that NexPoint Strategic Opportunities Fund has no obligation pursuant to the “Special Payment Instructions” to transfer any Common Shares from the name of the registered holder(s) thereof if NexPoint Strategic Opportunities Fund does not accept for payment any of the Common Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check/shares for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned.

Issue:  ☐  Check

        ☐  Certificate(s) to:

Name
(Please Print)

Address:

(Include Zip Code)

(Employer Identification Number or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check/shares for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned at an address other than that above.

Mail:   ☐  Check

        ☐  Certificate(s) to:

Name
(Please Print)

Address:

(Include Zip Code)

(Employer Identification Number or Social Security Number)

SIGN HERE
(Also Complete Form W-9 Below)

(Signature(s) of Shareholder(s))

Dated: , 20

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the Common Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name(s):
(Please Print)

Capacity (Full Title):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Email Address:

Employer Identification or Social Security Number: (Complete Accompanying Form W-9)

GUARANTEE OF SIGNATURE(S)
(If Required—See Instructions 1 and 6)

Authorized Signature:

Name:
(Please Print)

Name of Firm:

Title:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Dated: , 20

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.    Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the Common Shares) of Common Shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) such Common Shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. See Instruction 6.

2.    Requirements of Tender. This Letter of Transmittal is to be completed by shareholders if certificates are to be forwarded herewith, for the tendering of uncertificated Common Shares held in the shareholder’s account under the Fund’s Dividend Reinvestment Plan or, unless an agent’s message (as defined below) is utilized, if delivery of Common Shares is to be made pursuant to the procedures for book-entry transfer set forth under the heading “The Exchange Offer” in the Offer to Exchange. For a shareholder to validly tender Common Shares pursuant to the Offer, either (a) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the expiration date and either certificates for tendered Common Shares must be received by the Depositary at one of such addresses or Common Shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary), in each case prior to the expiration date, or (b) the tendering shareholder must comply with the guaranteed delivery procedures set forth below and under the heading “The Exchange Offer” in the Offer to Exchange.

Shareholders whose certificates for Common Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the expiration date may tender their Common Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth under the heading “The Exchange Offer” in the Offer to Exchange. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by NexPoint Strategic Opportunities Fund, must be received by the Depositary prior to the expiration date and (c) the certificates for all tendered Common Shares in proper form for transfer (or a book-entry confirmation with respect to all such Common Shares), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary, in each case within two trading days after the date of execution of the Notice of Guaranteed Delivery in accordance with the procedures described under the heading “The Exchange Offer” in the Offer to Exchange. A “trading day” is any day on which the New York Stock Exchange is open for business. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Common Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that NexPoint Strategic Opportunities Fund may enforce such agreement against such participant.

THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER

FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY WILL BE DEEMED EFFECTIVE AND RISK OF LOSS AND TITLE WILL PASS FROM THE OWNER ONLY WHEN RECEIVED BY THE EXCHANGE AGENT. PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Exchange, no alternative, conditional or contingent tenders will be accepted. No fractional Common Shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance for payment of their Common Shares.

3.    Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Common Shares should be listed on a separate signed schedule attached hereto.

4.    Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer or Shares in the Dividend Reinvestment Plan). If fewer than all the Common Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Common Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Common Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the Common Shares tendered herewith. All Common Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.    Indication of Price at Which Shares are Being Tendered. For Common Shares to be properly tendered, the shareholder MUST either (1) check the box indicating the price per share at which such shareholder is tendering Common Shares under “Price (in Dollars) per Share at Which Shares are Being Tendered,” or (2) check the box in the section captioned “Shares Tendered at Price Determined Under the Tender Offer” in order to maximize the chance of having NexPoint Strategic Opportunities Fund purchase all of the Common Shares tendered (subject to the possibility of proration). Selecting option (2) could have the effect of decreasing the price at which NexPoint Strategic Opportunities Fund purchases the shareholder’s tendered Common Shares because Common Shares tendered using this election will effectively be considered available for purchase at the minimum price of $10.00 per share. Selecting option (2) could result in the shareholder receiving a price per share as low as $10.00. ONLY ONE BOX UNDER (1) OR (2) MAYBE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. A SHAREHOLDER WISHING TO TENDER PORTIONS OF SUCH SHAREHOLDER’S SHARE HOLDINGS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SUCH SHAREHOLDER WISHES TO TENDER EACH SUCH PORTION OF SUCH SHAREHOLDER’S SHARES. The same Common Shares cannot be tendered more than once, unless previously properly withdrawn in accordance with the procedures described under the heading “The Exchange Offer” in of the Offer to Exchange, at more than one price.

6.    Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Common Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the Common Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any Common Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to NexPoint Strategic Opportunities Fund of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the Common Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Common Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Common Shares tendered hereby, the certificate(s) representing such Common Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution.

7.    Stock Transfer Taxes. NexPoint Strategic Opportunities Fund will pay any stock transfer taxes with respect to the transfer and sale of Common Shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if Common Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Common Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8.    Special Payment and Delivery Instructions. If a check for the purchase price of any Common Shares accepted for payment is to be issued in the name of, and/or certificates for any Common Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

9.    Waiver of Conditions. NexPoint Strategic Opportunities Fund reserves the right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Common Shares tendered.

10.    24% Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a shareholder surrendering Common Shares in the Offer must, unless an exemption applies, provide the Depositary with such shareholder’s correct taxpayer identification number (“TIN”) on Form W-9 below in this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that the shareholder is not subject to backup withholding. If a shareholder does not provide a correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a $50 penalty on such shareholder and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding of 24%.

Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

A tendering shareholder is required to give the depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Common Shares being tendered. If the Common Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Form W-9” for additional guidance on which number to report.

The box in part 3 of the Form W-9 may be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the depositary will withhold 24% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, these amounts will be refunded to such shareholder if a TIN is provided to the Depositary within 60 days.

Some shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign shareholders should complete and sign the main signature form and the appropriate Form W8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Form W-9” for more instructions.

11.    Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Exchange, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Form W-9 may be directed to the Information Agent at its address set forth on the last page of this Letter of Transmittal.

12.    Lost, Destroyed or Stolen Certificates. If any certificate representing Common Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary at the toll-free number (877) 248-6417. The shareholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

13.    Conditional Tenders. As described under the heading “The Exchange Offer” in the Offer to Exchange, shareholders may condition their tenders on all or a minimum number of their tendered Common Shares being purchased.

If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of Common Shares that must be purchased if any are to be purchased.

As discussed under the heading “The Exchange Offer” in the Offer to Exchange, proration may affect whether NexPoint Strategic Opportunities Fund accepts conditional tenders and may result in Common Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Common Shares would not be purchased. If, because of proration, the minimum number of Common Shares that you designate will not be purchased, NexPoint Strategic Opportunities Fund may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Common Shares and check the box so indicating. Upon selection by lot, if any, NexPoint Strategic Opportunities Fund will limit its purchase in each case to the designated minimum number of Common Shares.

All tendered Common Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of Common Shares pursuant to the offer in such a manner that the purchase will be treated as a sale of such Common Shares by the shareholder, rather than the payment of a dividend to the shareholder, for federal income tax purposes. If you are an odd lot holder and you tender all of your Common Shares, you cannot conditionally tender, since your Common Shares will not be subject to proration. It is the tendering shareholder’s responsibility to calculate the minimum number of Common Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than dividend treatment. Each shareholder is urged to consult his or her own tax advisor. See “The Exchange Offer” in the Offer to Exchange.

14.    Odd Lots. As described under the heading “The Exchange Offer” in the Offer to Exchange, if NexPoint Strategic Opportunities Fund is to purchase fewer than all Common Shares tendered before the Expiration Date and not properly withdrawn, the Common Shares purchased first will consist of all Common Shares properly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 Common Shares, and who tenders all of the holder’s Common Shares at or below the purchase price. This preference will not be available unless the section captioned “Odd Lots” is completed.

15.    Dividend Reinvestment Plan. You may tender Common Shares that you hold through the Fund’s Dividend Reinvestment Plan by indicating in the appropriate space in the box captioned “Description of Shares Tendered” on the cover page of this Letter of Transmittal and indicating the number of Dividend Reinvestment Plan Common Shares tendered.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECKED THE BOX IN PART 3 OF FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 24% of all reportable payments made to me will be withheld.

Signature:	Date:

[Form W-9]

The Letter of Transmittal, certificates for Common Shares and any other required documents should be sent or delivered by each shareholder of NexPoint Strategic Opportunities Fund or such shareholder’s bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Offer is:

By Mail:	By Hand, Express Mail, Courier or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Exchange, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

AST FUND SOLUTIONS, LLC

48 Wall Street, 22nd. Floor,

New York, NY 10005

Please Call Toll Free: (800) 829-6554